UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 30, 2004

P-Com, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-25356	77-0289371
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3175 S. Winchester Boulevard, Campbell, CA		95008
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code	408.866.3666

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02. Results of Operations and Financial Condition.

On October 1, 2004, the Registrant issued a press release to update its business outlook for 2004, provide preliminary guidance for the third quarter, 2004 revenue, and to announce the time and call-in information for the earnings conference call for the third quarter ended September 30, 2004. The Company also announced that it had secured a commitment for $5.0 million in debenture financing. The press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 30, 2004, the Registrant drew $1.3 million from its credit facility with Silicon Valley Bank. The credit facility for working capital purposes allows for borrowings of up to $4.0 million. P-Com’s tangible and intangible assets secure borrowings under the facility.

Item 9.01. Financial Statements and Exhibits.

See attached Exhibit Index.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P-Com, Inc. (Registrant)

October 4, 2004	By:	/s/ Daniel W. Rumsey

Name: /s/ Daniel W. Rumsey
Title: Acting Chief Financial Officer and Vice President

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Exhibit Index

Exhibit No.	Description

EX-99.1	Press release of P-Com, Inc. dated October 1, 2004 to update its business outlook for 2004, provide preliminary guidance for 3rd quarter, 2004 revenue, and to announce the time and call-in information for the earnings conference call for the 3rd quarter.